STOCK OPTION AGREEMENT

          THIS AGREEMENT is made by and between FieldPoint Petroleum Corporation, a Colorado corporation (the "Corporation"), and ___________________ ("Optionee") and shall be effective the 7th day of September, 2004 (the "Effective Date").

          WHEREAS, Optionee has provided and will continue to provide valuable assistance to the Corporation with respect to the Corporation's business and operations; and

          WHEREAS, in view of the foregoing, the Corporation desires to grant to Optionee an option to purchase shares of the Corporation's Common Stock, $.01 par value (the "Common Stock") as hereinafter provided;

          NOW, THEREFORE, in consideration of the foregoing, of the mutual covenants hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Corporation and Optionee, intending to be legally bound, hereby agree as follows:
1.

Grant of Option. The Corporation hereby grants to Optionee an option (the "Option") to purchase all or any part of an aggregate amount of 10,000 shares of Common Stock (the "Option Shares"), upon the terms and conditions hereinafter set forth.

2.

Terms of Option. The Option shall commence as of the Effective Date and, except as otherwise provided in this Agreement, shall terminate on June 30, 2007 (the "Expiration Date"). In the event of the failure of Optionee to properly exercise the Option prior to the Expiration Date, or in the event of the failure of Optionee to properly exercise the Option with respect to all of the Option Shares prior to the Expiration Date, such part or parts, or the whole, as the case may be, of the Option shall become null and void and shall no longer be of, or have any, further force or effect.

3.	Purchase Price. The purchase price of each Option Share shall be $.65 per share.
4.

Procedure for Exercise of Option. Subject to the restrictions stated in this Agreement, Optionee may exercise the Option at any time after June 1, 2005 by the sending of: (a) written notice of such exercise to the Corporation, specifying the number of Option Shares to be purchased; (b) a check in United States funds in the amount of the purchase price; (c) a fully completed Subscription Agreement in the form of Exhibit "A" attached hereto; and (d) a fully completed Representations and Warranties Statement in the form of Exhibit "B" attached hereto. Within thirty (30) days after receipt of all of the foregoing, the Corporation shall deliver to Optionee the certificate or certificates representing the Option Shares being purchased; provided, however, that such delivery may be postponed at the discretion of the Corporation to enable the Corporation to comply with any applicable procedures or requirements of any governmental agency or regulatory authority (public or private) to which the Corporation may be subject.

5.

Consolidation, Merger, Etc. Notwithstanding any other provisions of this Agreement, in the event that the Corporation consolidates with, merges into, or transfers all or substantially all of its assets or property to another corporation or other legal entity, or in the event any such corporation acquires a controlling interest in the Corporation, in a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, or in the event of the Corporation's dissolution or liquidation other than pursuant to any plan of such reorganization, the Option of Optionee granted hereunder shall thereupon terminate; provided, however, that, unless the Option granted under this Agreement is assumed or a substitute Option therefor is issued by the surviving or acquiring corporation in any such consolidation, merger, or other reorganization (within its sole discretion), the Corporation shall give written notice to Optionee, by registered or certified mail, return receipt requested, first-class postage prepaid, at least thirty (30) days prior to the effective date or estimated effective date of such consolidation, merger, reorganization, dissolution, or liquidation, of the effective date or estimated effective date of such consolidation, merger, reorganization, dissolution, or liquidation.

6.

Changes in Capital Structure of the Corporation. If the Corporation shall subdivide or split the outstanding shares of Common Stock of the Corporation into a greater number of shares or combine such outstanding shares into a lesser number of shares, or if the Corporation shall declare any dividend or other distribution upon its outstanding shares of Common Stock payable in shares of the Corporation's Common Stock, then the number of Option Shares subject to Option specified in this Agreement and price per share shall be equitably and proportionately adjusted for any such action. The Corporation may, but shall not be obligated to, issue a fractional share of the Corporation's Common Stock as a result of any such action and the exercise of the Option specified herein; in lieu of issuing such a fractional share, the Corporation may pay in cash the fair value of a fractional share. The foregoing are the only adjustments which shall be made to the number of Option Shares subject to the Option specified in this Agreement and the price per share.

7.

Nontransferability of Option. Optionee's Option to purchase Option Shares under this Agreement may not be sold, transferred, exchanged, assigned, pledged, discounted, hypothecated, or otherwise disposed of, voluntarily, involuntarily or by operation of law, except the same may be transferred by will or pursuant to the laws of descent and distribution. In addition, this Option is not subject to execution, attachment, or similar process. Any attempted assignment, transfer, pledge, hypothecation, or other disposition of the Option contrary to the provisions hereof and the levy of any execution, attachment, or similar process upon the Option shall be null and void and without effect.

8.

No Rights as Stockholder. The Option specified in this Agreement shall not, prior to proper exercise and issuance of a share certificate, entitle Optionee to any rights as a stockholder of the Corporation including, without limitation, the right to receive dividends or other distributions of any kind, the right to vote or otherwise act at any annual or special meeting of Stockholders of the Corporation, the right to receive notice of any corporate action (except as otherwise specified in Article 5 hereof), or the right to exercise any preemptive rights.

9.

Expenses. All expenses incurred by or on behalf of either party hereto in connection with the authorization, preparation, execution, and consummation of this Agreement, the Option specified herein, and the possible purchase of the Option Shares, subject to the Option, including, without limitation of the generality of the foregoing, all fees and expenses of representatives, counsel, and accountants employed by either such party, shall be borne solely and entirely by the party who or which has incurred the same.

10.	Warranties of Corporation. The Corporation hereby represents and warrants as follows:
	A.	The Board of Directors of the Corporation has authorized the execution and delivery of this Agreement by the officer of the Corporation executing same;
B.

The Board of Directors of the Corporation has reserved for issuance, during the period the Option specified herein is exercisable, such number of shares of Common Stock as shall be necessary for full exercise of the Option specified in this Agreement; and

	C.	Any shares of Common Stock issued and delivered pursuant to the exercise of the Option specified herein shall be validly issued, fully paid, and nonassessable.
11.	Termination of Service. In the event that the Optionee shall not be serving as an officer or director of the Corporation on June 1, 2005, the Option granted hereunder shall be terminated.
12.	Miscellaneous.
A.

All notices, requests, demands, and other communications hereunder shall be in writing and shall be deemed to have been duly given, if delivered, any delivery charges prepaid, or sent by registered or certified mail, return receipt requested, first-class postage prepaid, as follows:

		1.	If to the Corporation, to:
FieldPoint Petroleum Corporation P.O. Box 200685 Austin, Texas 78720
		2.	If to Optionee, to:
________________________ ________________________ ________________________
or to such other address as either such party may designate in accordance with this Section.
	B.	This Agreement shall be binding upon the parties hereto and their respective successors and assigns, heirs, legatees, executors, administrators, and legal and personal representatives.
C.

The provisions of this Agreement are not intended to be (and shall not serve) for the benefit of any creditor (other than a party hereto in its or his capacity as such) of, or any other person (other than a party hereto in its or his capacity as such) to whom any debts, liabilities, or obligations are owed by (or who otherwise has a claim against), either party hereto, and no such creditor or other person shall obtain any right under any provision hereof or shall by reason of any such provision make claims in respect of the aforesaid debts, liabilities, or obligations (or otherwise) against the Corporation or the other party hereto.

D

The Article and other headings in this Agreement are inserted solely as a matter of convenience and for reference and are not a part of this Agreement. When the context requires, the masculine includes the female and neuter genders and singular nouns and pronouns include the plural.

E.

This Agreement supersedes all prior agreements and understandings, oral or written, between the parties hereto with respect to the subject matter hereof. Neither this Agreement, nor any provision hereof, may be changed, waived, discharged, or terminated orally, but only by a statement in writing signed by the party against which or whom the enforcement of such change, waiver, discharge, or termination is sought.

	F.	This Agreement shall be construed and enforced in accordance with the laws of the State of Texas and venue for all purposes hereunder shall be Travis County, Texas.

CORPORATION:
FIELDPOINT PETROLEUM CORPORATION
By:__________________________ Ray D. Reaves, its President
OPTIONEE:
_______________________________ Name

EXHIBIT A

SUBSCRIPTION AGREEMENT

          Subscription Agreement (the "Agreement") made and entered into as of this         day of _____________________, _________, between the person whose name appears on the signature page hereof ("Subscriber") and FieldPoint Petroleum Corporation, a Colorado corporation ("Company");

WITNESSETH:

          In consideration of the mutual covenants hereinafter set forth, the parties hereto agree as follows:
1.

Subscription. The Subscriber hereby subscribes for and agrees to purchase the number of shares of the Company's Common Stock, $.01 par value, set opposite his name on the signature page hereof (the "Shares") for the purchase price of Sixty five cents ($.65) per share, payable as hereinafter provided. The Subscriber hereby agrees that this Agreement shall be irrevocable and survive the death or legal incapacity of the Subscriber.

2.

Payment for Shares. The purchase price for the Shares shall be paid to the Company by the Subscriber contemporaneously with the execution of this Agreement. No certificates representing the Shares shall be issued or become issuable until the full amount of the above subscription shall have been paid. In the event the subscription price herein specified is not paid when due, the Company may at its option cancel this subscription and this Agreement.

3.

Acceptance of Subscription. This Agreement shall be deemed to be accepted by the Company when it is signed by an authorized officer of the Company on behalf of the Company, it being provided that, notwithstanding anything in this Agreement to the contrary, the Company shall have no obligation to issue the Shares to the Subscriber if the issuance of the Shares would constitute a violation of federal or state securities laws.

4.	Representations and Warranties of the Company. The Company represents and warrants to the Subscriber that:
a.

The Company is duly incorporated, validly existing and in good standing under the laws of its state of incorporation, with full power and authority to conduct its business as it is currently being conducted and to own its assets. The Company is duly qualified to do business, and is in good standing as a foreign corporation authorized to do business, in all jurisdictions in which a failure to so qualify would have a material adverse effect on the business condition (financial or otherwise), earnings, properties, or results of operations of the Company, and its subsidiaries, taken as a whole. The Company has duly authorized the issuance and sale of the Shares upon the terms of this Agreement by all requisite corporate action.

	b.	The Shares have been duly authorized and, when issued and paid for in accordance herewith, will be duly issued, fully paid and nonassessable shares of the Company.
5.	Representations and Warranties of the Subscriber. The Subscriber hereby represents and warrants to and covenants with the Company and to each officer, director and agent of the Company as follows:
	a.	General.
		i.	The Subscriber has all requisite authority to enter into this Agreement and to perform all the obligations required to be performed by the Subscriber hereunder.
		ii.	The Subscriber is the sole party in interest and is not acquiring the Shares as an agent or otherwise for any other person.
		iii.	The Subscriber is a resident of the State of ____________
	b.	Information Concerning the Company:
i.

The Subscriber is familiar with the business and financial condition, properties, operations and prospects of the Company, and, at a reasonable time prior to the execution of this Agreement, has been afforded the opportunity to ask questions of and receive satisfactory answers from the Company's officers and directors, or other persons acting on the Company's behalf, concerning the business and financial condition, properties, operations and prospects of the Company and concerning the terms and conditions of the offering of the Shares and has asked such questions as he desires to ask and all such questions have been answered to the full satisfaction of the Subscriber.

ii.

The Subscriber understands that the purchase of the Shares involves various risks, including, among others, the substantial risk that the Shares will become worthless due to the failure of the Company in the future.

iii.

No representations or warranties have been made to the Subscriber by the Company as to the tax consequences of this investment, or as to profits, losses or cash flow which may be received or sustained as a result of this investment.

		iv.	All documents, records and books pertaining to a proposed investment in the Shares which the Subscriber has requested have been made available to the Subscriber.
c.

Status of the Subscriber. The Subscriber is able to bear the economic risk of this investment. The Subscriber has had the opportunity to consult with the Subscriber's own attorney, accountant and/or purchaser representative regarding the Subscriber's investment in the Shares and their suitability for purchase by the Subscriber, and to the extent necessary, the Subscriber has retained, at Subscriber's own expense, and relied upon, appropriate professional advice regarding the investment, tax and legal merits, risks ad consequences of this Agreement and of purchasing and owning the Shares.

	d.	Restrictions on Transfer or Sale of the Shares:
i.

The Subscriber is acquiring the Shares subscribed for solely for the Subscriber's own beneficial account, for investment purposes, and not with a view to or for resale in connection with, any distribution of Shares. The Subscriber understands that the offer and sale of the Shares has not been registered under the Securities Act of 1933 (the "Securities Act") or the securities laws of any state by reason of specific exemptions under the provisions thereof which depend in part upon the investment intent of the Subscriber and of the other representations made by the Subscriber in this Agreement. The Subscriber understands that the Company is relying upon the representations, covenants and agreements contained in this Agreement (and any supplemental information) for the purpose of determining whether this transaction meets the requirements for such exemptions.

ii.

The Subscriber understands that the Shares are "restricted securities" under applicable federal securities laws and that the Securities Act and the rules of the Securities and Exchange Commission provide in substance that the Subscriber may dispose of the Shares only pursuant to an effective registration statement under the Securities Act or an exemption therefrom, and the Subscriber understands that the Company has no obligation or intention to register any of the Shares purchased by the Subscriber thereunder or to take action so as to permit sales pursuant to the Securities Act (including Rule 144 thereunder). The Subscriber understands that the Subscriber may not at any time demand the purchase by the Company of the Subscriber's Shares.

iii.

The Subscriber agrees: (A) that the Subscriber will not sell, assign, pledge, give, transfer or otherwise dispose of the Shares or any interest therein, or make any offer or attempt to do any of the foregoing, except (i) pursuant to a registration of the Shares under the Securities Act and all applicable state securities laws or in a transaction which is exempt from the registration provisions of the Securities Act and all applicable state securities laws, and (ii) in accordance with the stock transfer restrictions described in Section 6 hereof; (B) that the Company and any transfer agent for the Shares shall not be required to give effect to any purported transfer of any of the Shares except upon compliance with the foregoing restrictions; and (C) that legends in substantially the following form will be placed on the certificates representing the Shares:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN TAKEN WITHOUT A VIEW TO THE DISTRIBUTION THEREOF WITHIN THE MEANING OF THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT IN ACCORDANCE WITH SUCH ACT AND THE RULES AND REGULATIONS THEREUNDER AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THE COMPANY WILL NOT TRANSFER SUCH SHARES EXCEPT UPON RECEIPT OF A FAVORABLE OPINION OF ITS COUNSEL AND/OR EVIDENCE SATISFACTORY TO THE COMPANY THAT THE REGISTRATION PROVISIONS OF SUCH ACT HAVE BEEN COMPLIED WITH OR THAT SUCH REGISTRATION IS NOT REQUIRED AND THAT SUCH TRANSFER WILL NOT VIOLATE ANY APPLICABLE STATE SECURITIES LAWS.

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A RIGHT OF FIRST REFUSAL GRANTED TO THE COMPANY IN THE BYLAWS OF THE COMPANY. A COPY OF SUCH BYLAW PROVISIONS WILL BE FURNISHED TO THE RECORD HOLDER OF THIS CERTIFICATE WITHOUT CHARGE UPON WRITTEN REQUEST MADE TO THE COMPANY AT ITS PRINCIPAL PLACE OF BUSINESS OR ITS REGISTERED OFFICE.

The Subscriber has not offered or sold any portion of the subscribed for Shares and has no present intention of dividing such Shares with others or of reselling or otherwise disposing of any portion of such Shares either currently or after the passage of a fixed or determinable period of time or upon the occurrence or nonoccurrence of any predetermined event or circumstance.

6.

Adoption of Stock Transfer Restrictions. The Subscriber, by execution hereof, does hereby adopt, accept and agree to be bound by the terms and provisions of the stock transfer restrictions contained in the bylaws of the Company, a copy of which bylaws have been reviewed by the Subscriber.

7.

Notices. All notices and other communications provided for herein shall be in writing and shall be deemed to have been duly given if delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid:

	A.	To the Company at the following address:
FieldPoint Petroleum Corporation P.O. Box 200685 Austin, TX 78720
	B.	To the Subscriber at the following address:
________________________ ________________________
8.

Assignability; Amendment. This Agreement is not assignable by the Subscriber, and may not be modified, waived or terminated except by an instrument in writing signed by the party against whom enforcement of such modification, waiver or termination is sought.

9.

Binding Effect. Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the parties and their heirs, executors, administrators, successors, legal representatives and assigns, and the agreements, representations, warrantee and acknowledgments contained herein shall be deemed to be made by and be binding upon such heirs, executors, administrators, successors, legal representatives and assigns.

10.

Entire Agreement. This Agreement constitutes the entire agreement of the Subscriber and the Company relating to the matters contained herein, superseding all prior contract or agreements, whether oral or written.

11.

Governing Law. This Agreement shall be governed and controlled as to validity, enforcement, interpretation, construction and effect and in all other aspects by the substantive laws of the State of Texas, without reference to conflicts of laws principles. Venue for all purposes hereunder shall be Travis County, Texas.

Severability. If any provisions of this Agreement or the application thereof to any Subscriber or circumstance shall be held invalid or unenforceable to any extent, the remainder of this Agreement and the applicability of such provision to other subscriptions or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

12.

Headings. The headings in this Agreement are inserted for convenience and identification only and are not intended to describe, interpret, define, or limit the scope, extent or intent of this Agreement or any provision hereof.

          IN WITNESS WHEREOF, the undersigned Subscriber has executed this Agreement as of the date and year first above written.
THE COMPANY:
FIELDPOINT PETROLEUM CORPORATION
By: ________________________________ Name: _____________________________ Title: ______________________________
SUBSCRIBER:
__________________________________ Name: _____________ Number of Shares Subscribed: _________

EXHIBIT B

REPRESENTATIONS AND WARRANTIES STATEMENT

          By his execution below, the undersigned specifically warrants and represents to FieldPoint Petroleum Incorporated ("Company") that:
1.

The undersigned recognizes, acknowledges, and agrees that _______ shares (the "Shares") of the Common Stock of the Company to be acquired by the undersigned pursuant to a Stock Option Agreement with the Company shall be subject to the terms and provisions of the stock transfer restrictions contained in the Bylaws of the Company and that as a condition precedent to the issuance by the Company of the Shares, the undersigned does hereby ratify, agree to be bound by, and acknowledge that the Shares are subject to the Bylaws and that the undersigned has received and read a copy of the Bylaws and fully understands the meaning and effect of the same.

2.	The Shares are being or will be purchased by the undersigned for investment only, for his own account, and not with a view to the offer, resale, or redistribution thereof.
3.

The undersigned is not and will not be participating, directly or indirectly, in an underwriting of any of the Shares, and the undersigned will not take, or cause to be taken, any action that would cause him to be deemed to be an underwriter of the Shares, as that term is defined in applicable provisions of the Securities Act of 1933, as amended, and the regulations promulgated pursuant to that Act.

4.

The undersigned has had an opportunity to ask questions of, and receive answers from, the management of the Company and persons acting on behalf of the Company, concerning the terms and conditions of this investment, and all such questions have been answered to the full satisfaction of the undersigned. The undersigned has had an opportunity to make a prudent and full inquiry into the business and financial affairs of the Company.

5.

The undersigned is able to bear the economic risk of an investment in the Shares, and has sufficient net worth to sustain a loss of the entire investment without material economic hardship if such a loss should occur.

6.

The undersigned is aware that an investment in the Shares is speculative and involves a high degree of risk of loss by the undersigned of his entire investment in the Shares. The undersigned is capable of bearing such economic risks.

7.

The financial condition of the undersigned is such that he is under no present or contemplated future need to dispose of any portion of the Shares to satisfy any existing or contemplated undertaking, need, or indebtedness. The undersigned understands that the nature of the investment is such that the undersigned will probably not be able to sell the Shares for a long period of time, and no one has represented to the undersigned that the undersigned will be able to sell the Shares or otherwise realize any return on his investment within any given period of time. In particular, the undersigned acknowledges that the Shares will have no market in the foreseeable future. No assurances have been made to the undersigned regarding any economic gain which may inure to the undersigned by reason of ownership of the Shares.

8.

By reason of the undersigned's knowledge and experience in financial and business matters in general, and investments in particular, he is capable of evaluating the merits and risks of an investment by him in the Shares.

9.

The undersigned recognizes that the Shares have not and will not have been registered under the Securities Act of 1933, as amended, nor under the securities laws of any state. The undersigned agrees not to sell the Shares without registering them under the Securities Act of 1933 and any applicable state securities laws unless exemptions from such registration requirements are available with respect to any such sales, and agrees that a legend may be placed on his stock certificates to such effect.

10.

The undersigned acknowledges that his ability to sell, transfer, convey, pledge or hypothecate the Shares shall be subject to the terms of the Bylaws of the Company to be ratified and confirmed by the undersigned contemporaneously with his execution hereof.

          The undersigned understands that these representations and warranties are being or will be relied upon by the Company in issuing the Shares to the undersigned.

          Executed on __________________________________.
______________________________ Name